UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               Amendment No. 1 to
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                              Sono-Tek Corporation
             (Exact name of registrant as specified in its charter)




      New York                                         14-1568099
(State of Incorporation)                         (I.R.S. Employer ID No.)


                 2012 Route 9W, Bldg. 3, Milton, New York 12547
              (Address of Principal Executive Offices) (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:  NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $ .01 par value
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The title of the class of stock of the Registrant (the "Company") which are registered is Common Stock, $ .01 par value (the "Common Stock"). The Common Stock was previously registered on Form 8-A filed July 10, 1987, No. 0-16035. This filing is Amendment No. 1 to said Form 8-A.

Common Stock.

         The holders of shares of Common Stock are entitled to one vote for each share held of record on all matters on which shareholders are entitled to vote. Such shareholders may not cumulate votes in the election of directors. The holders of Common Stock are entitled to receive such dividends as may lawfully be declared by the Board of Directors out of funds legally available therefor and to share pro rata in any other distribution to the holders of Common Stock. The holders of Common Stock are entitled to share ratably in the assets of the Company remaining after payment of liabilities in the event of any liquidation, dissolution or winding up of the affairs of the Company. The holders of Common Stock have no preemptive rights. There are no conversion rights, redemption or sinking fund provisions or fixed dividend rights with respect to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

Certain Statutory Provisions.

         The Company is subject to Section 912 of the New York Business Corporation Law ("Section 912"). Section 912 prohibits a publicly held New York corporation from engaging in any business combination (as defined) with any interested shareholder for a period of five years following the interested shareholder's stock acquisition date unless either the business combination or the purchase of stock is approved by the board of directors prior to the interested shareholder's stock acquisition date. The statute further provides that no business combination may occur at any time between the Company and an interested shareholder except if it is any one of the following: (1) a business combination approved by the board prior to the interested shareholder's acquisition of the stock, or the approval by the board of the interested shareholder's acquisition of the stock prior to purchase of such stock; (2) a business combination approved by the affirmative vote of the holders of a majority of the outstanding voting stock not beneficially owned by such interested shareholder or any affiliate or associate of such interested shareholder at a meeting called for such purpose no earlier than five years from the interested shareholder's stock acquisition date; or (3) a transaction that satisfies certain fair price provisions as set forth in the statute.

         For purposes of Section 912 a business combination includes (i) any merger or consolidation of the Company or any subsidiary thereof with an interested shareholder or any other corporation which is, or after such transaction would be an affiliate or associate of such interested shareholder (as defined in Section 912), or (ii) any asset transaction (as specified in Section 912) with such interested shareholder or any affiliate or associate thereof having an aggregate market value equal to ten percent or more of either the aggregate market value of all the assets of the Company or the aggregate market value of the Company's outstanding stock, or an asset transaction representing ten percent or more of the consolidated net income of the Company. An interested shareholder, as defined in Section 912, generally is a person who is the beneficial owner (as defined) of twenty percent or more of the Company's outstanding voting stock.

Certain Charter and By-Law Provisions.

         Certain provisions of the Company's Certificate of Incorporation ("Charter") and By-Laws may impede changes in majority control of the Board of Directors. The Company's Charter and By-Laws provide that the Board of Directors will be divided into two classes of equal size with directors in each class elected for two-year staggered terms. The Charter and By-Laws further provide that directors may be removed prior to the expiration of their terms only for cause and that such removal requires board action or the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote. A director elected to fill a vacancy, however caused, shall be elected to hold office for a term expiring at the next meeting of shareholders at which the election of directors is in the regular order of business and until his successor has been elected and qualified. The Charter provides that shareholders may alter, repeal or amend the Charter provisions with respect to directors only upon the affirmative vote of at least two-thirds of all outstanding shares entitled to vote thereon.

Limitation on Liability Matters.

         The Company has adopted provisions in its Charter that, to the fullest extent provided under New York law, limit the liability of its directors for monetary damages arising from a breach of their fiduciary duties as directors. However, such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission, nor does it limit liability if a judgment or other final adjudication adverse to the director establishes that (i) his or her acts were in bad faith or involved intentional misconduct or a knowing violation of law, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or (iii) that his or her acts violated Section 719 of the New York Business Corporation Law.

         Item 2.  Exhibits.

         Exhibit 1 - Registrant's Certificate of Incorporation, as amended, filed as an exhibit to the Registrant's Form 10-K for the year ended February 28, 1994, and hereby incorporated by reference.

         Exhibit 2 - Registrant's By-Laws, as amended.



                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:    July 27, 1998

                                                   SONO-TEK CORPORATION
                                                        (Registrant)


                                                   By:   /s/ James L. Kehoe
                                                         James L. Kehoe
                                                         Chief Executive Office

                                     BY-LAWS

                                       OF

                 SONO-TEK CORPORATION, AS AMENDED June 26, 1998


                               ARTICLE I - OFFICES

The office of the Corporation shall be located in the City, County and State designated in the Certificate of Incorporation or Certificate of Change. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

                      ARTICLE II - MEETING OF SHAREHOLDERS

Section 1 - Annual Meetings:

The annual meeting of the shareholders of the Corporation shall be held within seven months after the close of the fiscal year of the Corporation, for the purpose of electing directors, and transacting such other business as may properly come before the meeting.

Section 2 - Special Meetings:

Special meetings of the shareholders may be called at any time by the Board of Directors or by the Chief Executive Officer (CEO), and shall be called by the CEO or the Secretary at the written request of the holders of ten per cent (10%) of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the Business Corporation Law.

Section 3 - Place of Meetings:

All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places within or without the State of New York as shall be designated in the notices or waivers of notice of such meetings.

Section 4 - Notice of Meetings:

(a) Written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be given either personally or by first class mail, not fewer than ten nor more than sixty days before the date of the meeting, provided, however, that a copy of such notice may be given by third class mail not fewer than twenty-four nor more than sixty days before the date of the meeting, to each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law.


(b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting shareholders need not be given, unless otherwise required by statute.

Section 5 - Quorum:

(a) Except as otherwise provided herein, or by statute, or in the Certificate of Incorporation (such Certificate and any amendments thereof being hereinafter collectively referred to as the "Certificate of Incorporation"), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation, then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

Section 6 - Voting:

(a) Except as otherwise provided by statute or by the Certificate of Incorporation, any corporate action, other than the election of directors to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

(b) Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

(c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the persons executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

(d) Any resolution in writing, signed by all of the shareholders entitled to vote thereon, shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders and such resolution so signed shall be inserted in the Minute Book of the Corporation under its proper date.

                        ARTICLE III - BOARD OF DIRECTORS

Section 1 - Number, Election and Term of Office:

(a) The number of the Directors of the Corporation shall be six (6), unless otherwise determined by vote of a majority of the entire Board of Directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption). The number of directors shall not be less than three.

(b) Except as may otherwise be provided herein or in the Certificate of Incorporation, the members of the Board of Directors of the Corporation, who need not be shareholders, shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

(c) The directors shall be divided into two classes, designated Class I and Class II. All classes shall be as nearly equal in number as possible, and no class shall include less than three directors. The terms of office of the directors initially classified shall be as follows: at the 1989 annual meeting of shareholders, Class I Directors shall be elected for a one-year term expiring at the next annual meeting of shareholders and Class II Directors for a two-year term expiring at the second succeeding annual meeting of shareholders. At each annual meeting of shareholders after such initial classification, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the second succeeding annual meeting. Each director shall hold office until the expiration of his term and until his successor is elected and qualified or until his earlier death, resignation or removal. If the number of directors is changed, (i) any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly as equal as possible, and (ii) when the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board, there shall be no classification of the additional directors until the next annual meeting of shareholders.

Section 2 - Duties and Powers:

The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Certificate of Incorporation or by statute expressly conferred upon or reserved to the shareholders.

Section 3 - Annual and Regular Meetings; Notice:

(a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders at the place of such annual meeting of shareholders.

(b) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

(c) Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in paragraph (b) of Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.

Section 4 - Special Meetings; Notice:

(a) Special meetings of the Board of Directors shall be held whenever called by the CEO or by one of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be sent to him at such place by FAX or E-mail, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, except as required by Section 8 of this
Article III, need not specify the purpose of the meeting.

(c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 5 - Chairman:

At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he shall be absent, then the CEO shall preside, and in his absence, a Chairman chosen by the directors shall preside.

Section 6 - Quorum and Adjournments:

(a) At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws.

(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

Section 7 - Manner of Acting:

(a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b) Except as otherwise provided by statute, by the Certificate of Incorporation, or these By-Laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any action authorized, in writing by all of the directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

Section 8 - Newly Created Directorships and Vacancies:

Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled only by vote of the Board. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by a majority of the directors then in office. A director elected to fill a vacancy, however caused, shall be elected to hold office for a term expiring at the next meeting of shareholders at which the election of directors is in the regular order of business and until his successor has been elected and qualified.

Section 9 - Resignations:

Any director may resign at any time by giving written notice to the Board of Directors, the CEO or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 10 - Removal:

Except as prohibited by law, any or all of the directors may be removed for cause by the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon. Any or all of the directors also may be removed for cause by action of the Board.

Section 11 - Salary:

No stated salary shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 12 - Contracts:

(a) No contract or other transaction between this Corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, provided that such facts are disclosed or made known to the Board of Directors.

(b) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

Section 13 - Committees:

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of two or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

                              ARTICLE IV - OFFICERS

Section 1 - Number, Qualifications, Election and Term of Offices:

(a) The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors, a Chief Executive Officer, a Chief Operating Officer and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

Section 2 - Resignation:

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the CEO or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3 - Removal:

Any officer may be removed, either with or without cause, and a successor elected by the Board at any time.

Section 4 - Vacancies:

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the Board of Directors.

Section 5 - Duties of Officers:

Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these By-Laws, or may from time to time be specifically conferred or imposed by the Board of Directors.

Section 6 - Sureties and Bonds:

In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

Section 7 - Shares of Other Corporations:

Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the CEO, the President, or such other person as the Board of Directors may authorize.

                           ARTICLE V - SHARES OF STOCK

Section 1 - Certificate of Stock:

(a) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by (i) the Chairman of the Board or the CEO or the President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and may bear the corporate seal.

(b) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(c) The Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

Section 2 - Lost or Destroyed Certificates:

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 3 - Transfers of Shares:

(a) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4 - Record Date:

In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding sixty days, nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

                             ARTICLE VI - DIVIDENDS

Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.

                            ARTICLE VII - FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.

                          ARTICLE VIII - CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

                          ARTICLE IX - INDEMNIFICATION

Section 1 - Directors and Officers:

The Corporation shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or any other entity, which any director or officer of the Corporation is serving, has served or has agreed to serve in any capacity at the request of the Corporation, by reason of the fact that such person or such person's testator or intestate is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other entity in any capacity, against judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and costs, charges and expenses, including attorneys' fees, incurred in connection with such action or proceeding or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Section 2 - Non-Exclusivity:

Nothing contained in this Article IX shall limit the right to indemnification and advancement of expenses to which any person would be entitled by law in the absence of this Article, or shall be deemed exclusive of any other rights to which such person seeking indemnification or advancement of expenses may have or hereafter may be entitled under law, any provision of the Certificate of Incorporation, or By-Laws, any agreement approved by the Board of Directors, or a resolution of shareholders or directors; and the adoption of any such resolution or entering into of any such agreement approved by the Board of Directors is hereby authorized.

Section 3 - Continuity of Rights.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall (i) apply with respect to acts or omissions occurring prior to the adoption of this Article IX to the fullest extent permitted by law, and (ii) survive the full or partial repeal or restrictive amendment hereof with respect to events occurring prior thereto.

                             ARTICLE X - AMENDMENTS

Section 1 - By Shareholders:

All By-Laws of the Corporation shall be subject to alteration or repeal, and new By-Laws may be made, by a majority of the votes of the shares at the time entitled to vote in the election of any directors.

Section 2 - By Directors:

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, By-Laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in this Article X above-provided may alter, amend or repeal By-Laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provisions of the By-Laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.